UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2008

TULLY’S COFFEE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 31, 2008, pursuant to the Limited Partnership Agreement dated December 21, 2007 between Tully’s Coffee Asia Pacific, Inc. (“TCAP”), a wholly-owned subsidiary of Tully’s Coffee Corporation (“Tully’s), and Asia Food Culture Management Pte. Ltd. (“Limited Partner”), TCAP issued a promissory note in the principal amount of $1,120,000 (the “GP Loan”) to Tully’s Coffee Asia Pacific Partners, L.P. (the “Partnership”). The GP Loan bears interest at an annualized rate of 15% and is due and payable on the earlier of (a) two business days after Tully’s receives or otherwise obtains control over proceeds equal to or greater than the remaining balance due effective upon closing of the Asset Purchase Agreement, dated as of September 15, 2008, as amended, between Tully’s, Tully’s Bellaccino, LLC, and Green Mountain Coffee Roasters, Inc., a Delaware corporation, and (b) June 30, 2009.

Also on December 31, 2008, the Partnership issued a convertible promissory note to the Limited Partner in the principal amount of $500,000 (the “LP Loan”). The LP Loan is secured by the net cash from operations of the Partnership that are available for distribution to the Limited Partner pursuant to the Partnership Agreement in proportion to the Limited Partner’s percentage of Partnership Interest (as defined in the Partnership Agreement). The LP Loan will bear interest of an annualized rate of 0.44%. The LP Loan is due and payable five business days after the date that the Partnership has made distributions to the Limited Partner in an amount equal to all principal and accrued interest on the LP Loan.

In the event the GP Loan goes into default, the Limited Partner shall have the option to convert all or a portion of the outstanding principal and accrued interest on the LP Loan into additional Partnership Interests based on a $12,000,000 valuation of the Partnership. The Limited Partner would also have the option, at the time of and upon conversion, to become the sole general partner of the Partnership.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Promissory Note issued by Tully’s Coffee Asia Pacific, Inc. to Tully’s Coffee Asia Pacific Partners, LP, dated December 31, 2008.

10.2	Convertible Promissory Note issued by Tully’s Coffee Asia Pacific Partners, LP to Asia Food Culture Management PTE., LTD., dated December 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TULLY’S COFFEE CORPORATION

Date: January 7, 2009	By:	/s/ Andrew M. Wynne
Andrew M. Wynne
Vice-President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Promissory Note issued by Tully’s Coffee Asia Pacific, Inc. to Tully’s Coffee Asia Pacific Partners, LP, dated December 31, 2008.

10.2	Convertible Promissory Note issued by Tully’s Coffee Asia Pacific Partners, LP to Asia Food Culture Management PTE., LTD., dated December 31, 2008.